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                                                                    EXHIBIT 99.1

                                [CANCERVAX LOGO]

CONTACT:
Vince Reardon
CancerVax Corporation
Sr. Director, Investor Relations
760-494-4850

                CANCERVAX CORPORATION REPORTS FIRST QUARTER 2005
                                FINANCIAL RESULTS

CARLSBAD, CA - MAY 5, 2005 - CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today its unaudited financial results for the first quarter of 2005. For the first quarter ended March 31, 2005, the Company reported a net loss of $6.6 million, or $0.24 per share, as compared to a net loss of $12.8 million, or $0.48 per share, for the same period in 2004. The $6.2 million, or 48%, decrease in net loss for the first quarter of 2005 as compared to the same period in 2004 was due primarily to revenues of $6.6 million recognized in the first quarter of 2005 from the Company's collaboration agreement with Serono Technologies, S.A.

As of March 31, 2005, the Company had cash, cash equivalents and securities-available-for-sale of $76.4 million.

"Our first quarter results for 2005 reflect our new collaboration with Serono for the co-development and, if approved by regulatory authorities, commercialization of Canvaxin(TM) for the treatment of patients with Stage III melanoma." said David F. Hale, President and Chief Executive Officer of CancerVax Corporation. "We are also continuing to move forward with the development of our other product candidates."

FINANCIAL REVIEW

In the first quarter ended March 31, 2005, CancerVax recognized revenues from its license and collaboration agreement with Serono of $6.6 million, consisting of $1.9 million of license fee revenues and $4.7 million of collaborative agreement revenues. License fee revenues represent the portion of the $25.0 million up-front fee received from Serono in January 2005 recognized in the first quarter of 2005. Collaborative agreement revenues represent amounts billed to Serono for its share of pre-commercialization expenses incurred in the first quarter of 2005 for the development of Canvaxin under the collaboration agreement.

Total operating expenses were $13.6 million for the first quarter ended March 31, 2005, as compared to $12.9 million for the same period of 2004. The increase in operating expenses primarily reflects additional investment in personnel, mainly in the quality, research and development and manufacturing

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departments, increased costs associated with the production of Canvaxin for use in the Phase 3 clinical trials resulting from higher patient enrollment in these clinical trials, manufacturing process validation expenses associated with the expansion of the production capacity of the Company's biologics manufacturing facility, facilities expenses associated with the Company's warehouse and laboratory facility leased in August 2004, and increased expenses associated with marketing activities, offset by payments totaling $0.8 million made under the Company's sublicense agreement with SemaCo, Inc. in March 2004, which were recognized as research and development expenses.

EVENTS DURING THE FIRST QUARTER OF 2005

      - In April, 2005, CancerVax discontinued its Phase 3 clinical trial of Canvaxin in Stage IV melanoma based upon the recommendation of the independent Data and Safety Monitoring Board (DSMB) responsible for oversight of this clinical trial. The DSMB concluded, based on its planned, second, interim analysis of the data from this study, that the data were unlikely to provide significant evidence of a survival benefit for Canvaxin-treated patients with Stage IV melanoma versus those receiving placebo. At the same time, based on a limited review of data from the Phase 3 clinical trial of Canvaxin in Stage III melanoma, the DSMB recommended that this clinical trial continue as planned. There were no safety issues identified with either of the Phase 3 clinical trials of Canvaxin, and the recommendation to close the Stage IV study was not made because of any potential safety concern.

      - Scientists from CancerVax's wholly-owned subsidiary, Cell-Matrix, Inc., presented preclinical data on an approach to anti-angiogenesis therapy that selectively targets sites of tumor neovascularization at the 96th Annual Meeting of the American Association for Cancer Research (AACR) on April 18, 2005 in Anaheim, California. The data demonstrated that, in a mouse model of human breast cancer, the Company's lead, humanized monoclonal antibody, D93, when used in combination with Taxol(R), resulted in a greater inhibition of tumor growth than when either agent was used alone. Additional data showed that the D93 antibody specifically binds around blood vessels in human patient tumor sections and that these antibodies do not bind to corresponding normal sections from the same tissues and patients. Furthermore, D93 was also shown to specifically bind denatured collagen, but not native collagen or other proteins found in the extra-cellular matrix. CancerVax expects to submit an Investigational New Drug (IND) Application to initiate a Phase 1 clinical trial with D93 in the first quarter of 2006.

OUTLOOK FOR 2005 - 2006

      - At the upcoming 2005 Annual Meeting of the American Society of Clinical Oncology (ASCO) in Orlando, Florida from May 13-17, CancerVax will present data indicating that patients treated post-operatively with its Canvaxin specific active immunotherapy demonstrated elevated serum IgG and IgM antibodies directed towards numerous tumor-associated glycolipid and protein antigens.

      - In addition, a poster presentation will be made at this year's ASCO meeting regarding SAI-EGF, CancerVax's specific active immunotherapeutic product candidate that targets the EGF receptor signaling pathway. The data in this presentation will be from an interim analysis of a randomized, Phase 2 clinical trial conducted by CIMAB, S.A., in Cuba, in which patients received SAI-EGF or best supportive care following chemotherapy for the treatment of advanced non-small-cell lung cancer.

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      -     CancerVax expects that the DSMB will review the third interim analysis of data in the Phase 3 clinical trial of Canvaxin in patients with Stage III melanoma late in the third quarter of 2005.

      - Later this year, CancerVax plans to begin enrollment of patients in a Phase 2 clinical trial to evaluate the clinical response to Canvaxin(TM) of patients with in-transit melanoma. In-transit melanoma is an uncommon form of Stage III melanoma in which multiple metastases are visible on the surface of the skin. The Company currently anticipates that the target enrollment of 100 patients in the Phase 2 clinical trial in patients with in-transit melanoma will be complete in late 2006.

      - CancerVax also plans to initiate a Phase 2 clinical trial with our SAI-EGF product candidate in patients with advanced non-small-cell lung cancer in late 2005 or early 2006.

      - CancerVax intends to file an Investigational New Drug application for clinical trials of D93, its lead anti-angiogenic humanized monoclonal antibody, in early 2006.

Financial Outlook - Following the discontinuation of its Phase 3 clinical trial of Canvaxin(TM) in Stage IV melanoma, CancerVax conducted a review if its 2005 operating plan. As a result of this review, for the year ending December 31, 2005, CancerVax currently anticipates revenues of $27 million to $32 million, consisting of license fee and collaborative agreement revenues under the Company's collaboration agreement with Serono. The Company anticipates total operating expenses of $62 million to $67 million and a net loss of $34 million to $39 million for the year ended December 31, 2005.

CONFERENCE CALL AND WEBCAST TODAY AT 4:30PM EASTERN TIME

CancerVax management will host a conference call today to discuss the first quarter financial results and its business overview at 4:30 p.m. Eastern Time. A live audio webcast of management's presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing (800) 706-7748 (domestic) or (617) 614-3473 (international). The passcode for CancerVax Corporation call is 36028320. Following the call, the webcast will be archived on the investor relations section of the CancerVax website.

ABOUT CANCERVAX CORPORATION (WWW.CANCERVAX.COM)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin is being evaluated in a Phase 3 clinical trial for the treatment of patients with Stage III melanoma. In December 2004, CancerVax announced an exclusive worldwide collaboration with Serono Technologies, S.A., a Swiss corporation, for the development and commercialization of Canvaxin. CancerVax also has a pipeline of product candidates and technologies that are being developed for the potential treatment of cancer. These include: SAI-EGF, a product candidate that targets the epidermal growth factor (EGF) receptor signaling pathway, which is currently being evaluated in Phase 2 clinical trials for the treatment of non-small-cell lung cancer; D93, CancerVax's lead anti-angiogenic humanized monoclonal antibody; and certain telomere signaling T-oligionucleotide technology in preclinical research and development.

FORWARD LOOKING STATEMENTS

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements about the Company's financial

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condition, the possible or assumed future results of operations and financial projections, the timing of the interim and final analyses of the Phase 3 clinical trial of Canvaxin in patients with Stage III melanoma, the timing of the initiation of other clinical trials of Canvaxin or any of CancerVax's other product candidates, and plans and objectives of management, are all forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the progress and timing of its clinical trials; the potential that results of Phase 1 and 2 clinical trials of Canvaxin, which were evaluated using retrospective survival analyses that may be subject to potential selection biases, may not be predictive of future results of CancerVax's ongoing Phase 3 clinical trial of Canvaxin in Stage III melanoma; difficulties or delays in researching, developing, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; its ability to obtain additional financing to support its operations, which could adversely affect its ability to develop or commercialize Canvaxin or other product candidates and its ability to continue to operate as a going concern; the risk that the collaboration agreement for Canvaxin may be terminated by Serono in certain instances; the risk that the expansion of the manufacturing facility is delayed or does not result in increased production capacity; the risk that CancerVax may be required to pre-pay the debt incurred to expand its manufacturing capacity prior to the termination of the loan because of a failure to comply with covenants included in the loan agreement; unexpected adverse side effects or inadequate therapeutic efficacy of its products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; changes in the laws or regulatory environments of the U.S. or Cuba, or a shift in the political attitudes of either the U.S. or Cuban governments, that could adversely affect its ability to develop or commercialize the three specific active immunotherapeutic agents that target the EGFR signaling pathway; CancerVax's inability to protect its intellectual property and proprietary technology and to maintain and enforce its licensing arrangements with various third party licensors; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies; CancerVax's limited experience in manufacturing and testing biological products, which may result in delayed development or commercialization of Canvaxin and our other product candidates, as well as lost revenue; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CancerVax(R) is a registered trademark of CancerVax Corporation.
Canvaxin(TM) is a trademark of CancerVax Corporation.

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                              CANCERVAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           MARCH 31,    DECEMBER 31,
                                                             2005          2004
                                                           ---------    ------------
ASSETS
Cash, cash equivalents and securities
available-for-sale.................................        $ 76,447       $  65,073
Receivables under collaborative agreement..........           4,727          26,210
Property and equipment, net........................          21,375          15,650
Goodwill and intangibles, net......................           6,094           6,006
Other assets.......................................           3,180           3,221
                                                           --------       ---------
   Total assets....................................        $111,823       $ 116,160
                                                           --------       ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities................................        $ 20,251       $  19,474
Deferred revenue, net of current portion...........          15,240          17,139
Long-term debt, net of current portion.............           9,421           6,355
Other liabilities..................................           1,676           1,734
Total stockholders' equity.........................          65,235          71,458
                                                           --------       ---------
   Total liabilities and stockholders' equity......        $111,823       $ 116,160
                                                           ========       =========

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                              CANCERVAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                      ------------------
                                                                       2005        2004
                                                                       ----        ----
  License fee..............................................          $  1,899    $      --
  Collaborative agreement..................................             4,727           --
                                                                     --------    ---------
Total revenues.............................................             6,626           --

Operating expenses:

  Research and development.................................             9,993        9,572
  General and administrative...............................             3,275        2,720
  Amortization of employee stock-based compensation........               334          598
                                                                     --------    ---------
Total operating expenses...................................            13,602       12,890

Interest income, net.......................................               363           59
                                                                     --------    ---------

Net loss...................................................          $ (6,613)   $ (12,831)
                                                                     ========    =========

Basic and diluted net loss per share.......................          $  (0.24)   $   (0.48)
                                                                     ========    =========
Weighted average shares used to compute basic and diluted
  net loss per share.......................................            27,797       26,660
                                                                     ========    =========

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